Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement and Prospectus on Form S-3 of Compass Diversified Holdings (the “Trust”) and Compass Group Diversified Holdings LLC (the “Company”), of our report dated March 24, 2014 relating to the financial statements of Clean Earth Holdings, Inc., which appears in the Form 8-K/A of the Trust and the Company filed with the SEC on November 4, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Philadelphia, PA

December 5, 2014